EXHIBIT 10.31
                              WINDMERE CORPORATION

                               8% PROMISSORY NOTE

$3,000,000                                                       April 16, 1996

         WINDMERE CORPORATION, a Florida corporation (the "Company"), for value received, hereby promises to pay to NEW M-TECH CORPORATION, a Florida corporation (the "Holder"), as escrow agent for itself, NewTech International Corporation and NewTech Hong Kong Ltd., the principal sum of three million dollars ($3,000,000) (the "Principal Amount"), on April 15, 1998 (the "Maturity Date") together with any unpaid interest accruing thereon as provided in Section 1 hereof. All payments hereunder will be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Upon payment in full of the Principal Amount, interest and other amounts due hereunder, Holder shall surrender this Note to the Company at its principal place of business.

         1. INTEREST PAYMENTS. Interest on the principal amounts from time to time outstanding under this Note shall accrue from the date hereof through the Maturity Date at a per annum rate equal, for each respective Interest Period hereunder, to eight percent (8%), computed on the basis of the actual number of days elapsed over a 365-day year. Except as otherwise provided herein, interest on the outstanding Principal Amount shall be due and payable semi-annually in arrears on the first Business Day (as defined below) of each Interest Period (as defined below) commencing October 15, 1996, with a final payment due and payable on the Maturity Date in an amount equal to the Principal Amount and all accrued and unpaid interest on the Principal Amount as of such date.

         As used in this Note:

                     (i) "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banking institutions are authorized by law to be closed in Miami, Florida.

                     (ii) "Interest Period" shall mean a period consisting of six calendar months or portion thereof, with the first Interest Period commencing on (and including) the date hereof and ending on October 15, 1996.

                  2. PAYMENT TERMS. All payments of principal and interest (including all prepayments) with respect to this Note shall be made on the due date thereof to Holder at the following address:

                         New M-Tech Corporation
                         16550 N.W. 10th Avenue
                         Miami, Florida  33169

or at such other place within the continental United States as Holder may from time to time designate in writing to the Company. Payments (including all prepayments) received by Holder from the Company on this Note shall be applied first to the payment of accrued and unpaid interest hereunder and only thereafter to the outstanding Principal Amount.

         The Company agrees that to the extent the Company makes a payment or payments to Holder which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company, its successors or assigns under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations, or part thereof, under this Note that have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                  3. DEFAULT. If any of the following events shall occur and be continuing (each such event, an "Event of Default"):

                  (a) the Company fails to repay the Principal Amount of the Note, or any interest thereon, within ten (10) Business Days of the due date thereof, which failure is not cured within ten (10) Business Days of written notice thereof received by the Company;

                  (b) the Company violates any covenant, agreement or condition contained in this Note and such violation remains uncured for ten (10) Business Days after receipt of written notice from the Holder, which notice shall specify the conduct required to cure such violation; and

                  (c) the Company shall be adjudicated insolvent, or fails to pay, or admits in writing its inability to pay its debts as they mature, or makes a general assignment for the benefit of creditors; or the Company shall apply for or consent to the appointment of any receiver, custodian, trustee or similar officer for it or for all or any substantial part of its property, or such receiver, custodian, trustee or similar officer shall be appointed without the application or consent of the Company; or the Company shall institute (by petition, application, answer, consent or otherwise), or take any action to authorize the institution of, any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to the Company under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company and such proceeding shall not be dismissed within sixty (60) days after being instituted;

then, (i) upon the occurrence of any Event of Default described in clause (c) of this Section, the unpaid Principal Amount of, and accrued and unpaid interest on, the Note shall automatically become immediately due and payable, together with all other amounts payable under this Note, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Company, and
(ii) upon the occurrence of any other Event of Default, Holder may, at its option, by written notice to the Company declare the entire unpaid Principal Amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Company.

         4. PREPAYMENT; REDEMPTION. This Note may, at the option of the Company, be redeemed prior to maturity as a whole at any time or in part from time to time, at the principal office of the Company, upon the notice provided herein, at the then outstanding amount of the Note, together with accrued interest to the date fixed for redemption.

                  5. LOST NOTE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it (which shall be without surety in the case of loss, theft or destruction of this Note held by the initial purchaser thereof), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation if such Note is mutilated, the Company will make and deliver in lieu thereof a new Note of like tenor, in the principal amount of such lost, stolen, destroyed or mutilated Note outstanding at the time of delivery of such new Note. Any Note made and delivered in accordance with the provisions of this Section shall be dated as of the last date to which interest has been paid on the Note lost, stolen, destroyed or mutilated or if no interest has been paid, the original date of this Note.

         6. WAIVER OF TRIAL BY JURY. THE HOLDER HEREBY AND THE COMPANY BY ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREOF, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY MAKING THE LOAN EVIDENCED BY THIS NOTE.

         7. NO ORAL MODIFICATION; ASSIGNMENT. This Note cannot be changed or modified other than pursuant to a written instrument signed by the parties hereto. This Note cannot be assigned by the Holder, in whole or in part, unless the Company shall consent in writing prior to such assignment.

         8. SUBORDINATION. Payments under this Note are subordinated to repayment of all Senior Indebtedness (as defined in the next sentence), but only to the extent and in the manner provided in this Section 8. "Senior Indebtedness" shall mean all indebtedness owed by the Company to the Senior Creditor pursuant to the Senior Creditor Letter Agreement, as such agreement may be amended from time to time, or any indebtedness incurred by the Company from time to time in connection with any other credit facility with any financial institution or bank; provided that in no event shall the Senior Indebtedness outstanding at any time ever exceed $50,000,000.

                  (a) Upon any payment or distribution of the assets of the Company, whether in cash, property or securities, from any source whatsoever, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, or adjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or otherwise), the Senior Creditor shall be entitled to receive payment in full in cash of all amounts due or to become due in respect of the Senior Indebtedness before any payment is made on account of or applied on this Note.

                  (b) No payment under this Note shall be made during a Payment Blockage Period (as defined hereinafter); PROVIDED, HOWEVER, that no more than one Payment Blockage Period may exist during any 360 day period. As used herein, "Payment Blockage Period" is the period commencing on the business day following the day the Company receives from the Senior Creditor notice that an "Event of Default" (as defined in Senior Creditor Letter Agreement) has occurred and is continuing in respect of the Senior Indebtedness and terminating 180 days later.

                  (c) The Holder or any subsequent holder of this Note, by its acceptance of this Note, agrees that during any Payment Blockage Period, it will not ask, demand, sue for, take or receive from the Company, by set-off or in any other manner, any money which may now or hereafter be owing by the Company under this Note.

         9. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns.

         10. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar communications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 5980 Miami Lakes Drive, Miami Lakes, Florida 33014, Attention: President, with a copy to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida

33131, Attention: Andrew Hulsh, Esq.; (ii) if to the Holder, at its address as listed on the books and records of the Company or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section shall be deemed given at the time of receipt thereof.

         11. APPLICABLE LAW. This Agreement shall for all purposes be construed and interpreted in accordance with the laws of the State of Florida, without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered on the date first set forth above.

                                       WINDMERE CORPORATION

                                       By: /S/ DAVID M. FRIEDSON
                                         ------------------------------------
                                                David M. Friedson
                                                    President